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                                                                  Exhibit (h)(2)

                                     Form of
           AMENDMENT DATED JULY __, 2003 TO THE MUTUAL FUNDS SERVICE
             AGREEMENT BETWEEN HANSBERGER INSTITUTIONAL SERIES AND
          J.P. MORGAN INVESTOR SERVICES CO.,(SUCCESSOR TO CHASE GLOBAL
            FUNDS SERVICES CO.) DATED OCTOBER 1, 1996 ("AGREEMENT")

     Pursuant to Section 11 ("Amendments") of the above referenced Agreement, the Agreement is hereby amended as follows:

     DELEGATION. The duties of J.P. Morgan under this Agreement may be delegated to any affiliate or subsidiary of J.P. Morgan or to any third party without the prior consent of the Trust, however J.P. Morgan will remain responsible for such party under the terms of this Agreement.

     Except as otherwise set forth herein, all other terms, conditions and agreements set forth in the above referenced Agreement shall remain in full force and effect.

     In witness whereof, the parties hereto have caused this Amendment to be executed by their duly authorized officers. This Amendment will be effective as of July __, 2003.

                                           HANSBERGER INSTITUTIONAL SERIES

                                           By:________________________________

                                           Title: ____________________________

                                           J.P. MORGAN INVESTOR SERVICES CO.

                                           By:_________________________________

                                           Title: ____________________________






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